Exhibit 99.1

Level Field Capital Highlights LF Capital Acquisition Corp. II

Led by Proven Board and Management Team with Extensive Investment Expertise, Operational Backgrounds and Prior SPAC Experience

Targeting High-Growth Opportunities in the Financial Technology or Services,

Digital Asset, Technology or Disruptive Consumer Sectors

Innovative and Compelling Structure Intended to Benefit

Potential Target Company and Investors

DALLAS, December 17, 2021– Level Field Capital today highlighted the successful launch of
LF Capital Acquisition Corp. II (NASDAQ: LFAC) (the “Company”), a special purpose acquisition company with a seasoned leadership team that they believe has a unique ability to source opportunities in high-growth markets and an innovative, compelling offering structure.

LF Capital Acquisition Corp. II completed its initial public offering on the NASDAQ on November 19, 2021. The Company intends to focus its search for a target business to merge with in the financial technology or services, digital asset, technology or disruptive consumer sectors, though it may pursue a business combination target in any business or industry.

The Company is led by an experienced Board and management team with a proven track record of investing in, operating and scaling private and public companies across market cycles, as well as meaningful strategic and transactional expertise. The team also has prior SPAC experience, having launched LF Capital Acquisition Corp., and subsequently completed its de-SPAC merger with Landsea Homes in January 2021.

LF Capital Acquisition Corp. II is differentiated by its innovative structure, under which warrants qualify for equity accounting in a manner that the Company’s reported GAAP earnings, as well as the GAAP earnings of any company that it acquires, will not be subject to fluctuations based on changes in the market price of the Company’s common stock. This should facilitate a clearer valuation for the target company. Notably, this was accomplished in a manner that the Company believes maintains the attractiveness of the warrants to investors.

Scott Reed, President and Chief Executive Officer of the Company, said, “Building on the success of our previous SPAC transaction, we are pleased to launch LF Capital Acquisition Corp. II and begin outreach to potential target companies that are poised to disrupt the industries in which they operate. We believe our Board and management team have the proven investment acumen, robust sourcing channel networks and broad market insights to target high-growth companies and provide them the guidance and resources they need to unlock their full potential in the public markets. We look forward to identifying and executing a transaction with a target company that will drive innovation and deliver significant value to shareholders.”

Mr. Reed continued, “We are also pleased to have achieved an innovative structure which provides target companies and shareholders potential benefits. As the SPAC market continues to evolve, we believe this is an important step forward in establishing a more shareholder-friendly platform for investing.”

Details of the Offering

As previously announced, LF Capital Acquisition Corp. II closed its initial public offering of 25,875,000 units on November 19, including the full exercise of the underwriter’s over-allotment option. The offering was priced at $10.00 per unit, which includes 3,375,000 units issued pursuant to the full exercise of the underwriter’s over-allotment option, for aggregate gross proceeds to the Company of $258,750,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The Company’s units began trading on the Nasdaq Global Market under the ticker symbol “LFACU” on November 17, 2021. Each unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Global Market under the symbols “LFAC” and “LFACW,” respectively.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the Securities and Exchange Commission. Copies of such document are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Scott Reed

President, Chief Executive Officer

LF Capital Acquisition Corp. II

(214) 740-6105

sreed@lfcapital.co

or

Aaron Palash / Jim Golden / Kara Sperry

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449